Exhibit 1.1

MF GLOBAL HOLDINGS LTD.

(a Delaware corporation)

$325,000,000

3.375% Convertible Senior Notes due 2018

UNDERWRITING AGREEMENT

Dated: July 28, 2011

MF GLOBAL HOLDINGS LTD.

(a Delaware corporation)

$325,000,000

3.375% Convertible Senior Notes due 2018

UNDERWRITING AGREEMENT

July 28, 2011

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

As Representatives of the

several Underwriters listed

in Schedule A hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

MF Global Holdings Ltd., a Delaware corporation (the “Company”), confirms its agreements with the several Underwriters listed in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $325,000,000 aggregate principal amount of the Company’s 3.375% Convertible Senior Notes due 2018 (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option to purchase all or any part of an additional $45,000,000 aggregate principal amount of its 3.375% Convertible Senior Notes due 2018 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities are to be issued pursuant to an indenture, dated February 11, 2011, as supplemented by a supplemental indenture, to be dated as of the Closing Time (as defined herein) (collectively, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Securities will be convertible on the terms, and subject to the conditions, set forth in the Indenture. As used herein, “Conversion Shares” means the fully paid, non-assessable shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) to be received by the holders of the Securities upon conversion of the Securities pursuant to the terms of the Securities and the Indenture. The Securities will be convertible initially at a conversion rate of 101.0331 shares of Common Stock per $1,000 principal amount of the Securities, on the terms, and subject to the conditions, set forth in the Indenture.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

Concurrently with the issue and sale of the Securities, the Company will enter into the convertible note hedge transactions and warrant transactions, as they may be amended from time to time, including the issuance, sale and purchase of Common Stock and options and warrants related thereto pursuant to said arrangements (collectively, the “Hedge Transactions”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-162119), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement (including when it was originally filed and became effective), (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(ii) Compliance with Registration Requirements. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on September 25, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at any Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. (Eastern Time) on July 28, 2011 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission (including, without limitation, the electronic road show filed on NetRoadshow on July 28, 2011), (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed by the Company with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined herein).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a road show, as defined in Rule 433, which is not required to be filed with the Commission pursuant to Rule 433(d)(8)(i)), and which is evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the original Registration Statement or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement (including when it was originally filed and became effective), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the General Disclosure Package and the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in the offering contemplated by this Agreement and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Registered Public Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are, to the knowledge of the Company, independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations and the Public Company Oversight Board (United States) (PCAOB). The accountants have not provided to the Company or its subsidiaries any non-audit services, the provision of which is prohibited by applicable law or accounting standards.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, cash flows, changes in equity and comprehensive income of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with US GAAP the information required to be stated therein. The selected financial data included in the

Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; and the summary and selected financial data, including the selected unaudited quarterly financial information, included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing in good standing under the laws of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Good Standing of Material Subsidiaries. Each material subsidiary of the Company set forth on Schedule D hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(ix) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities (including the Securities and the Company’s 1.875% Convertible Senior Notes due 2016 (the “Existing Convertible Senior Notes”)), options or warrants referred to in the Prospectus and except for the issuance, sale and purchase of the Securities and the underlying Conversion Shares, options and warrants related thereto pursuant to convertible note hedge transactions and warrant transactions entered into concurrently with the issuance, sale and purchase of the Existing Convertible Senior Notes and the Hedge Transactions, as applicable). The issued shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(xi) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) The Indenture. The Indenture has been duly authorized by the Company, and upon effectiveness of the Registration Statement was duly qualified under the 1939 Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture conforms to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) The Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions; the Securities will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) The Conversion Shares. The Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the Indenture, will be duly and validly issued, fully-paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the 1934 Act and will not be subject to any preemptive or similar rights.

(xv) Descriptions of the Transaction Documents. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of Common Stock” and “Underwriting,” insofar as they purport to constitute a summary of the Securities, the Common Stock and the Transaction Documents, are accurate, complete and fair in all material respects.

(xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation, By-laws or similar organizational documents of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations of clause (ii) that would not result in a Material Adverse Effect).

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, to the knowledge of the Company, now pending or threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xx) Accuracy of Description of Contracts and Material Documents. All descriptions of provisions of contracts or other material documents described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein are accurate descriptions in all material respects, fairly summarize the contents of such provisions and do not omit any material information. There are no contracts or documents that would be required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein that have not been so described.

(xxi) Related Party Transactions. The descriptions of transactions appearing under the heading “Certain Relationships and Related Transactions” in the Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on August 11, 2011, filed on July 7, 2011 (File No. 001-33590) are accurate descriptions of, and fairly summarize the relevant transactions in all material respects. There are no further transactions that are material and would be required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein that have not been so described.

(xxii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the applicable rules relating to personal data processing and treatment, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or Self-Regulatory Organization (as defined below) is necessary or required for the performance by the Company of its obligations under the Transaction Documents, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act and such consents, approvals, authorizations or qualifications as may be required under state securities laws or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or otherwise.

(xxiv) Absence of Manipulation. None of the Company or any director, officer or subsidiary of the Company has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the suspension, revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi) Title to Property. The Company and its subsidiaries do not own any material real property; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, except as would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not a “pool” as defined in Rule 4.10(d)(1) under the Commodity Exchange Act, as amended (the “Commodities Laws”).

(xxviii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company and its subsidiaries are in compliance with any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance or common law or any judicial or administrative decision, order, consent decree or judgment, relating to pollution or protection of human health or the environment or the release or threatened release, use, treatment, storage or disposal of pollutants, contaminants, wastes, toxic substances, hazardous substances, including, without limitation, petroleum or petroleum by-products or asbestos-containing materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws; and (C) there are no pending or, to the knowledge of the Company, threatened administrative or judicial actions, suits, demands, demand letters, claims, liens, information requests, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xxix) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or registered by the Company under the 1933 Act or otherwise.

(xxx) Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A)

transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxxii) Compliance with the Sarbanes-Oxley Act. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with.

(xxxiii) Payment of Taxes. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest except to the extent that the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is, to the knowledge of the Company, pending or threatened except to the extent as would not reasonably be expected to have a Material Adverse Effect; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(xxxiv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as are generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company or any of its subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus with regard to a pending insurance claim made by the Company (or affiliates) under an insurance policy.

(xxxv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, where necessary, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi) Foreign Corrupt Practices Act and Bribery Act. None of the Company or, to the knowledge of the Company, any of its directors or officers is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the U.K. Bribery Act 2010, and the rules and regulations thereunder (the “Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), “foreign public official” (as such term is defined in the Bribery Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Bribery Act, as applicable, and the Company and, to the knowledge of the Company, its directors, officers and subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act, and the Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

(xxxvii) Money Laundering Laws. The Company has in place policies and procedures reasonably designed to ensure that its and its subsidiaries’ operations are, and has no reason to believe said operations are not being conducted, and have been conducted at all times during the past five years in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the knowledge of the Company, pending or threatened.

(xxxviii) OFAC. None of the Company or, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or persons acting on its behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxix) Authorizations. Those directors, officers and other employees of the Company and its subsidiaries required to be registered or qualified as an Associated Person (as that term is defined in Rule 1.3(aa) of the General Regulations under the Commodities Laws), Principal (as that term is defined in Rule 3.1(a) of the General Regulations under the Commodities Laws) or both or otherwise under applicable law, the Company and each of its subsidiaries have such permits, licenses, consents, exemptions, authorizations, orders, registrations, qualifications and other approvals (each, an “Authorization”) of, and have made all filings with and notices to, all Governmental Authorities and all Self-Regulatory Organizations necessary to conduct its business in the manner described in the Prospectus and is a member in good standing and is in compliance with the applicable laws, rules, regulations, orders, by-laws and similar requirements of each federal, state or foreign exchange, clearing house or association and Self-Regulatory Organizations or similar organizations necessary to conduct its business in the manner described in the Prospectus, except where the failure to have any such Authorization or filing or notice or the failure to be in good standing or in such compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Authorizations are valid and in full force and effect, except when the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the suspension, revocation or modification of any such Authorization, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. “Self-Regulatory Organization” shall have the meaning provided for in Section 3(a)(26) of the 1934 Act and Rule 1.3(ee) of the General Regulations of the Commodities Laws and shall also include any other commission, board, agency, body, board of trade, clearing organization or clearing agency that is not a Governmental Authority (as defined herein) but is charged with the supervision or regulation of brokerage companies or agents, or to the jurisdiction of which the Company or any of its subsidiaries is otherwise subject. “Governmental Authority” shall mean any court, administrative agency or commission, including, without limitation, the Commission, or other federal, state or local Governmental Authority or instrumentality of any nation and any agencies, departments or subdivisions thereof.

(xl) Filings. The Company and each of its subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with or pursuant to the rules of (a) the Commission, (b) any other applicable federal, state, local or foreign governmental authorities or any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits, annexes and schedules thereto, being collectively referred to herein as the “Reports”), including, without limitation, all reports, registrations, statements and filings required under the Commodities Laws or the Securities Laws (as defined herein), and the rules and regulations promulgated thereunder, except for filings the failure of which to make will not materially adversely affect the ability of the Company or any of its subsidiaries to consummate the transactions and acts contemplated by the Transaction Documents and would not reasonably result in a Material Adverse Effect. Each of the Reports, when filed, complied in all material respects as to form with, and the requirements of, the statutes, rules, regulations and orders enforced or promulgated by the Commission or Governmental Authority or Self-Regulatory Organization with which they were filed. “Securities Laws” means, collectively, the 1933 Act, the 1934 Act, the 1939 Act, the 1940 Act, the Investment Advisers Act of 1940, as amended, and any state securities and “blue sky” laws.

(xli) Absence of Notices, Claims and Control Status. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries

(1)	to the Company’s knowledge, have received no notification or communication from any Governmental Authority or Self-Regulatory Organization (a) asserting that any of them has not been or is not in compliance with any of the statutes, rules, regulations or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (b) threatening to suspend, condition, place restrictions on, revoke or deny an application for any license, franchise, permit, seat on any stock or commodities exchange or trading facility, or governmental authorization, (c) requiring any of them to enter into a cease and desist order, consent order, undertaking, memorandum of understanding or similar agreement (or requiring the directors thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities or denying proposed activities of the Company or any of its subsidiaries (except for restrictions generally imposed by rule, regulation, or administrative policy on brokers or dealers generally or by a Self-Regulatory Organization), except in the case of (a), (b), (c) or (d) above where such action would not, individually or in the aggregate, have a Material Adverse Effect;

(2)	are not aware of any pending or, to the Company’s knowledge, threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company or any of its subsidiaries or any current officer or director of the Company that would individually or in the aggregate have a Material Adverse Effect; and

(3)	are not, nor is any person directly or indirectly controlling, controlled by or under common control of any of them, subject to a “statutory disqualification” as defined in Section 8a(2) or (3) of the Commodities Laws or Section 3(a)(39) of the 1934 Act or a disqualification that would be a basis for censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of any broker-dealer subsidiary or affiliate of the Company as a broker-dealer, an ECN, an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the 1934 Act), a national securities exchange, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the 1934 Act, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

(xlii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of the Initial Securities set forth opposite such Underwriter’s name in Schedule A hereto, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations. The purchase price to be paid by the several Underwriters to the Company for the Initial Securities shall be 97.25% of the aggregate principal amount thereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional aggregate principal amount of $45,000,000 Option Securities at a purchase price equal to the percentage of aggregate principal amount of such Option Securities as set forth in Section 2(a) plus accrued interest, if any, from the Closing Time. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (subject to the aggregate principal amount specified in this Section 2(b)), upon notice by the Representatives to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased which the amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of the Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment. Payment of the purchase price for the Initial Securities and delivery through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters of the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern Time) on August 2, 2011 (unless postponed in accordance with the provisions of Section 10), or such other time not later than the fifth business day thereafter as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, the Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives (or at the written direction of the Representatives) for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and the Option Securities, if any, will be made available by the Company for examination by the Representatives in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act Regulations within a reasonable period of time prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. Upon request by the Representatives, the Company will deliver to the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus for a period of nine months from the date hereof. If at any time for a period of nine months from the date hereof when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time for a period of nine months from the date hereof following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states in the United States as the Representatives may designate in effect for a period of not less than nine months from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock, any Securities or any securities convertible into or exercisable or exchangeable for Common Stock or Securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder (including any Common Stock issued on conversion thereof), (B) to the Hedge Transactions or issuances of common stock pursuant thereto, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (D) the filing of any registration statement on Form S-8 relating to securities that have been or may be issued pursuant to clause (C) above or clauses (E) through (G) below, (E) any shares of Common Stock issued or options to purchase Common Stock or other awards granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (F) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (G) the grant of “employment inducement awards” in the form of options or other equity-based compensation as a material inducement to persons being hired by the Company in an amount not to exceed $25.0 million in shares of Common Stock in the aggregate, provided, however, that the Representatives receives a signed lock-up agreement for the balance of the lock-up period from each such transferee or grantee under this clause (G). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheet (as defined herein) prepared and filed pursuant to Section 3(o) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that, unless the Company otherwise specifies at the time, it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l) Listing. The Company will use its best efforts to effect and maintain the listing of the Conversion Shares on the New York Stock Exchange.

(m) Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

(n) Conversion Price. Between the date hereof and the Closing Time or last Date of Delivery, as the case may be, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(o) Term Sheet. The Company will prepare a final term sheet (the “Final Term Sheet”) for the Securities containing solely a description of the final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule B hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

SECTION 4. Payment of Expenses.

(a) Expenses of the Company. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation, issuance, sale and delivery of the certificates for the Securities to the Underwriters and the Conversion Shares and any taxes payable in that connection, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, (ix) the fees and expenses of the Trustee and any paying agent for the Securities and any transfer agent or registrar for the Conversion Shares, (x) the fees and expenses incurred in connection with the listing of the Conversion Shares on the New York Stock Exchange and (xi) any fees charged by rating agencies for rating the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c) Allocation of Expenses. Except as provided in this Section and in Sections 6 and 9, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

(d) Reimbursement. The Company undertakes, forthwith after a request by any of the Underwriters, to reimburse to the relevant Underwriter or Underwriters the amount of any documented costs, charges, fees and expenses properly payable by the Company under the other sub-sections of this Section 4 which the relevant Underwriter or Underwriters may have reasonably paid or incurred. The Underwriters are hereby authorized to deduct an amount equal to any such costs, charges, fees and expenses (including, without limitation, amounts in respect of value added tax (or other similar tax) chargeable thereon) which the Company has agreed to pay or which fail to be reimbursed by the Company under this Agreement, from any payments to be made by the Underwriters to the Company.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Counsel for the Company. At Closing Time, the Representatives shall have received opinions, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, and Laurie R. Ferber, Esq., General Counsel to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth hereto in Exhibits A-1 and A-2, respectively.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received (i) the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and (ii) the favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Company’s Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the chief executive officer or chief financial officer of the Company and of the general counsel of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, and (v) the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the 1934 Act have been maintained as set forth in paragraph (i) below

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in the form attached hereto as Exhibit B, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Approval of Listing. At Closing Time, the Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

(i) Maintenance of Rating.Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the 1934 Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company or any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or chief financial officer of the Company and of the general counsel of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for Company. Opinions of Sullivan & Cromwell LLP, counsel for the Company, Laurie R. Ferber, Esq., General Counsel to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise in the same form and substance as the opinions required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, and Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two days prior to such Date of Delivery.

(k) Additional Documents. At Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such standard and customary documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i), (ii) and (iii) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(c) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(c) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled to a further period of 36 hours within which to make such arrangements. If neither the Representatives nor the Company shall have made such arrangements within the prescribed times, then:

(i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4 and Section 6 hereof.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (fax: (212) 902-3000), Attention: Registration Department; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013 (fax: (212) 816-7912), Attention: General Counsel; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob; and notices to the Company shall be directed to it at 717 Fifth Avenue, 9th Floor, New York, New York 10022, attention of General Counsel; with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, attention of David B. Harms.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the underwriting contemplated hereby each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the underwriting contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS ARISING THEREUNDER OR RELATED THERETO, INCLUDING AS TO ITS INTERPRETATION OR ENFORCEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK NOT INCLUDING ITS CHOICE OF LAW PROVISIONS.

SECTION 16. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 17. Illegality. If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

SECTION 18. Remedies Cumulative. The rights and remedies of each of the parties and each indemnified person under Sections 6 and 7 pursuant to this Agreement are cumulative and are in addition to any other rights and remedies provided by general law or otherwise.

SECTION 19. Severability. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

SECTION 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

MF GLOBAL HOLDINGS LTD.

By:	/s/ Henri J. Steenkamp
Name: Henri J. Steenkamp
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

GOLDMAN, SACHS & CO.

CITIGROUP GLOBAL MARKETS INC.

By:	GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Guy Seebohm
Name: Guy Seebohm
Title: MD-ECM

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Underwriters for the Securities shall be 97.25% of the principal amount thereof.

The interest rate on the Securities shall be 3.375% per annum.

Name of Underwriter	Principal Amount of Initial Securities

Goldman, Sachs & Co.	$126,750,000
Citigroup Global Markets Inc.	$117,000,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	$32,500,000
J.P. Morgan Securities LLC	$26,000,000
Deutsche Bank Securities Inc	$16,250,000
RBS Securities Inc.	$6,500,000

Total	$325,000,000

Sch A-1

SCHEDULE B

Final Term Sheet

Filed pursuant to Rule 433 under the Securities Act of 1933

Issuer Free Writing Prospectus dated July 28, 2011

Relating to Preliminary Prospectus Supplement dated July 28, 2011

Registration Statement No. 333-162119

PRICING TERM SHEET

Dated July 28, 2011 to the

Preliminary Prospectus Supplement Referred to Below

MF Global Holdings Ltd.

Offering of

$325,000,000 aggregate principal amount of

3.375% Convertible Senior Notes due 2018

The information in this pricing term sheet relates only to the offering of the Notes and should be read together with (i) the preliminary prospectus supplement dated July 28, 2011 relating to the offering of the Notes, including the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”), and (sii) the accompanying prospectus dated February 24, 2010, each filed with the Securities and Exchange Commission (the “SEC”).

Issuer:	MF Global Holdings Ltd., a Delaware corporation.

Ticker/Exchange for Common Stock:	MF/The New York Stock Exchange (“NYSE”)

Securities Offered:	3.375% Convertible Senior Notes due 2018 (the “Notes”)

Trade Date:	July 28, 2011.

Aggregate Principal Amount of Notes Offered:	$325,000,000 aggregate principal amount of Notes.

Underwriters’ Option to Purchase Additional Notes:	Up to $45,000,000 aggregate principal amount of additional Notes.

Net Proceeds of the Offering after Underwriting Discounts and Commissions and Estimated Offering Expenses:	Approximately $315.4 million (or approximately $359.2 million if the underwriters exercise their option to purchase additional Notes in full).

Sch B - 1

Convertible Note Hedge Transactions and Warrant Transactions:	The Issuer intends to use approximately $25.2 million of the net proceeds from the offering to fund the net cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds that the Issuer receives from entering into the warrant transactions). If the underwriters exercise their option to purchase additional Notes, the Issuer intends to use a portion of the net proceeds to fund the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds that the Issuer expects to receive from entering into additional warrant transactions).

The strike price of the warrant transactions is $13.0725 (subject to customary anti-dilution adjustments), which represents a premium of approximately 75% over the Closing Stock Price.

Maturity Date:	August 1, 2018, unless earlier converted or repurchased by the Issuer at the holder’s option upon a fundamental change.

Annual Interest Rate:	3.375% per annum, accruing from the Settlement Date.

Interest Payment Dates:	Each February 1 and August 1, beginning on February 1, 2012.

Interest Payment Record Dates:	Each January 15 and July 15, beginning January 15, 2012.

Public Offering Price:	100%

Closing Stock Price:	$7.47 per share of the Issuer’s common stock on the NYSE on July 28, 2011.

Conversion Premium:	32.50% above the Closing Stock Price.

Conversion Price:	Approximately $9.90 per share of the Issuer’s common stock, subject to adjustment.

Conversion Rate:	101.0331 shares of the Issuer’s common stock per $1,000 principal amount of Notes, subject to adjustment.

Daily Cash Amount:	The maximum amount of cash per trading day that the Issuer will pay for each $1,000 principal amount of Notes converted on the applicable conversion date, which maximum amount equals (A) $16.67 for the first 40 consecutive trading days of such cash settlement averaging period and (B) $16.66 for the remaining 20 trading days of such cash settlement averaging period.

Joint Book-Running Managers:	Goldman, Sachs & Co. and Citigroup Global Markets Inc.

Pricing Date:	July 28, 2011

Expected Settlement Date:	August 2, 2011

CUSIP/ISIN Number:	55277J AB4/ US55277JAB44

Sch B - 2

Underwriting Discounts and Commissions:	The following table shows the public offering price, the underwriting discounts and commissions and the proceeds before expenses to the Issuer from the offering:

	Per Note	Total
Public offering price	100%	$325,000,000
Underwriting discounts and commissions	2.75%	$8,937,500
Proceeds, before expenses, to MF Global Holdings Ltd.	97.25%	$316,062,500

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares of the Issuer’s common stock by which the Issuer will increase the Conversion Rate for any holder that converts its Notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

Stock Price

Effective Date	$7.47	$8.25	$9.00	$9.90	$11.00	$12.50	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$75.00
August 2, 2011	32.8357	31.3556	26.3582	21.7397	17.6350	13.7636	9.7737	7.1122	5.3071	3.2358	2.1496	0.9405	0.3671	0.0

August 1, 2012	32.8357	29.1398	24.2177	19.6983	15.7356	12.0904	8.5304	6.1842	4.5927	2.7592	1.7904	0.6777	0.3545	0.0

August 1, 2013	32.8357	27.2655	22.3852	17.9382	14.0981	10.6542	7.4843	5.4622	4.1103	2.5370	1.6947	0.6312	0.3418	0.0

August 1, 2014	32.8357	25.6109	20.6552	16.2037	12.4082	9.1099	6.3910	4.6909	3.5729	2.2876	1.5837	0.5847	0.3292	0.0

August 1, 2015	32.8357	24.3578	19.1749	14.6231	10.8115	7.6343	5.2296	3.9031	3.0349	2.0395	1.4870	0.5382	0.3165	0.0

August 1, 2016	32.8357	23.3119	17.7300	12.9021	9.0021	5.9201	3.9639	3.0193	2.4120	1.7299	1.3406	0.4917	0.3039	0.0
August 1, 2017	32.8357	21.6351	15.3041	10.0306	6.0377	3.2782	2.0671	1.5657	1.2518	0.9074	0.7019	0.4452	0.2913	0.0
August 1, 2018	32.8357	20.1791	10.0780	0.0	0.0	0.0	0.0	0.0	0.00	0.0	0.0	0.00	0.0	0.0

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the stock price is greater than $75.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the Conversion Rate; or

•

if the stock price is less than $7.47 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a make-whole fundamental change to exceed 133.8688 shares of the Issuer’s common stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

Sch B - 3

CAPITALIZATION

The following table sets forth the Issuer’s cash and cash equivalents and the Issuer’s combined capitalization as of June 30, 2011 (i) on an actual basis and (ii) as adjusted to give effect to the sale of the Notes (assuming no exercise of the underwriters’ option to purchase additional notes) and sources and uses of funds described in the Preliminary Prospectus Supplement under the heading “Use of Proceeds”. You should read the information in this table in conjunction with the Issuer’s consolidated financial statements and related notes included in the Issuer’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 as well as the consolidated financial statements included in the Issuer’s Current Report on Form 8-K filed on July 28, 2011, both of which are incorporated by reference in the Preliminary Prospectus Supplement.

	As of June 30, 2011
(in thousands)	Actual	As adjusted(1) (unaudited)
Cash and cash equivalents	$709,379	$868,990

Borrowings:
Short-term borrowings(2)	366,088	366,088
Long-term borrowings	417,152	567,079	(3)

Total borrowings	783,240	933,167

Preferred Stock, $1.00 par value per share; 200.0 million shares authorized:
6% Cumulative Convertible Preferred Stock, Series A; 1.5 million shares issued and outstanding	96,167	96,167

9.75% Non-cumulative Convertible Preferred Stock, Series B; 403,550 shares issued and outstanding	34,446	34,446

Equity
Common Stock, $1.00 par value per share; 1,000.0 million shares authorized, 164.9 million shares issued and outstanding	164,893	164,893
Additional paid-in capital(4)	1,595,428	1,629,650
Accumulated other comprehensive loss (net of tax)	6,616	6,616
Accumulated deficit	(396,330)	(412,685)
Non-controlling interest	18,973	18,973

Total equity	1,389,580	1,407,447

Total capitalization	$2,303,433	$2,471,227

(1)	Assumes the repurchase of $109.1 million in aggregate principal amount of the Issuer’s 9.00% Convertible Senior Notes due 2038 in a limited number of privately-negotiated transactions. If no such repurchases are consummated, the Issuer’s cash and cash equivalents would increase by $109.1 million.
(2)	Short-term borrowings include amounts outstanding under the Issuer’s liquidity facility.
(3)	As adjusted long-term borrowings includes the Notes. For additional accounting information relating to the Notes, please see footnote (4) below.
(4)	Amounts shown below reflect the application of ASC 470-20, which requires issuers to separately account for the liability and equity components of convertible debt instruments that may settle in cash

Sch B - 4

(such as the Notes and the Issuer’s existing convertible notes). In accordance with ASC 470, the Issuer estimates that $325 million aggregate principal amount of the Notes will be recognized as follows (in thousands):

Liability Component:

Principal	$325,000
Less: debt discount	$(67,885)
Net carrying amount	$257,115
Equity component	$67,885

The equity component associated with the Notes is reflected in the capitalization table as an increase to additional paid-in capital, as adjusted. Additional paid-in capital, as adjusted, has also been (i) reduced by $25.2 million, representing the cost of the convertible note hedge transactions in respect of the Notes (after such cost is partially offset by the proceeds to the Issuer of the warrant transactions), and (ii) increased by a net $6.2 million impact for deferred taxes.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and an accompanying prospectus dated February 24, 2010) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the underwriters will arrange to send you these documents if you request them by contacting Goldman, Sachs & Co. at 200 West Street, New York, NY 10282, (866) 471-2526 or emailing prospectus-ny@ny.email.gs.com, and Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (800) 831-9146 or emailing batprospectusdept@citi.com.

Sch B - 5

SCHEDULE C

Final Term Sheet in the form set forth on Schedule B

Sch C - 1

SCHEDULE D

Material Subsidiaries:

MF Global Inc., a Delaware corporation

MF Global Finance USA Inc., a New York corporation

MF Global UK Limited, a company organized and existing under the laws of England & Wales

Sch D - 1

SCHEDULE E

Jon S. Corzine

David P. Bolger

Eileen S. Fusco

David Gelber

Martin J. Glynn

Edward L. Goldberg

David I. Schamis

Robert S. Sloan

Bradley I. Abelow

Michael C. Blomfield

Thomas F. Connolly

Laurie R. Ferber

J. Randy MacDonald

Richard W. Moore

Henri J. Steenkamp

Michael Stockman

Sch E - 1

Exhibit A-1

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

In connection with the several purchases today by you and the other Underwriters named in Schedule A to the Underwriting Agreement, dated July 28, 2011 (the “Underwriting Agreement”), between MF Global Holdings Ltd., a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $325,000,000 aggregate principal amount of the Company’s 3.375% Convertible Senior Notes due 2018 (the “Securities”) issued pursuant to the Indenture, dated February 11, 2011, and the Third Supplemental Indenture, dated as of August 2, 2011 (together, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) MF Global Finance USA Inc. has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York. MF Global Inc. is an existing corporation in good standing under the laws of the State of Delaware. Each of MF Global Finance USA Inc. and MF Global Inc. (the “Specified Entities”) has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus Supplement, dated July 28, 2011 (the “Prospectus Supplement”), relating to the offering of the Securities. All of the outstanding shares of common stock of each of the Specified Entities have been duly authorized and validly issued and are fully paid and non-assessable. With respect to MF Global Finance USA Inc., however, we note that under certain circumstances Section 630 of the New York Business Corporation Law imposes on the ten largest shareholders (in terms of value) of each New York corporation, the shares of which are not listed on a national securities exchange or regularly quoted in an over-the-counter market, a joint and several liability for debts, wages and salaries owed by the corporation to laborers, servants and employees. In addition, for the purposes of this paragraph (2), we have assumed that MF Global Inc. has been duly incorporated under the laws of the State of Delaware.

(3) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) The Securities are convertible into shares of Common Stock, par value $1.00 (the “Common Stock”), of the Company in accordance with the terms of the Indenture, and the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.

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(5) All of the outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(7) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Securities and the Indenture have been obtained or made.

(8) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Securities and the Indenture will not violate any Covered Laws.

(9) The execution and delivery by the Company of the Underwriting Agreement, the Securities and the Indenture do not, and the performance by the Company of its obligations under the Underwriting Agreement, the Securities and the Indenture will not, (a) violate the Certificate of Incorporation or By-laws of the Company, in each case as in effect on the date hereof, or (b) result in a default under or breach or violation of the Company’s agreements listed in Annex A to this opinion; provided, however, that we are expressing no opinion in clause (b) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage, in Sections 3.10(iii), 6.01, 6.06 or 6.07 of the agreement listed as exhibit 10.11 of Annex A.

(10) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus Supplement, would not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940, as amended.

We are expressing no opinion in paragraphs 7 and 8 above, insofar as performance by the Company of its obligations under the Underwriting Agreement, the Securities and the Indenture is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinion in paragraphs 7 and 8 above, “Covered Laws” means the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement, the Securities and the Indenture; provided, however, that such term does not include the Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Underwriting Agreement, the Securities and the Indenture or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets (including any such regime governing broker-dealer activities and other financial services).

A-1-2

The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee’s certificate of authentication of the Securities has been manually signed by one of the Trustee’s authorized officers, that the shares of Common Stock issuable upon conversion of the Securities will be duly registered by the registrar and transfer agent of the Common Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

A-1-3

Annex A

Listed Agreements

Agreements filed as exhibit numbers 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20, 10.21, 10.22, 10.23, 10.24, 10.25, 10.26, 10.27, 10.28, 10.31, 10.32, 10.33, 10.34, 10.35, 10.36, 10.37, 10.38, 10.39, 10.40, 10.41, 10.42, 10.43, 10.44, 10.45, 10.46, 10.47, 10.48, 10.49, 10.50, 10.51, 10.52, 10.53, 10.59 and 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and the Revolving Credit Facility, dated as of June 29, 2011, among MF Global Inc., as borrower, MF Global Holdings Ltd., MF Global Finance USA Inc., the several lenders from time to time parties thereto, Harris N.A., Citigroup Global Markets Inc. and Bank of America, N.A., as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent.

A-1-4

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $325,000,000 aggregate principal amount of 3.375% Convertible Senior Notes due 2018 (the “Securities”) of MF Global Holdings Ltd. (the “Company”).

The Registration Statement relating to the Securities (File No. 333-162119), including Post-Effective Amendment No. 1 thereto, was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated February 24, 2010 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated July 28, 2011 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A to this letter (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and an opinion addressed to you from the Company’s General Counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Basic Prospectus under the caption “Description of Common Stock” and in the Prospectus Supplement under the captions “Description of the Notes” and “Material U.S. Federal Income Tax Consequences”, insofar as they relate to the provisions, therein described, of the Securities and the Indenture under which the Securities are being issued, of the shares of Common Stock, par value $1.00 per share, of the Company issuable upon conversion of the Securities or of United States federal tax law, and, in each case, insofar as relevant to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

A-1-5

(b) the Pricing Disclosure Package, as of 5:30 P.M. on July 28, 2011, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditor’s report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statement of the eligibility of the Trustee under the Indenture under with the Securities are being issued.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

A-1-6

Schedule A

Preliminary Prospectus Supplement, dated July 28, 2011, to the Prospectus, dated February 24, 2010, filed with the Commission by the Company pursuant to Rule 424 under the Securities Act.

Final Term Sheet, dated July 28, 2011, filed with the Commission by the Company pursuant to Rule 433 under the Securities Act.

A-1-7

Exhibit A-2

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

In connection with the several purchases today by you and the other Underwriters named in Schedule A to the Underwriting Agreement, dated July 28, 2011 (the “Underwriting Agreement”), between MF Global Holdings Ltd., a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $325,000,000 aggregate principal amount of the Company’s 3.375% Convertible Senior Notes due 2018 (the “Securities”), I, as General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:

(1) The Company is duly qualified to transact business as a domestic or foreign corporation, as applicable, and is in good standing in each U.S. jurisdiction in which the Company owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(2) To my knowledge, all of the issued and outstanding shares of MF Global Inc. and MF Global Finance USA Inc. are owned directly or indirectly by the Company free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities or claims; and none of the outstanding shares of MF Global Inc. and MF Global Finance USA Inc. were issued in violation of the preemptive or similar rights of any securityholder of MF Global Inc. or MF Global Finance USA Inc., respectively.

(3) The shares of Common Stock, par value $1.00 per share, of the Company issuable upon conversion of the Securities are not subject to preemptive or similar rights under any contract governed by New York law to which the Company is a party.

(4) To my knowledge, except as otherwise disclosed in, or incorporated by reference in, the General Disclosure Package (as defined in the Underwriting Agreement) and the Prospectus Supplement, dated July 28, 2011 (the “Prospectus Supplement”), relating to the offering of the Securities, no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or of which any of the properties or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company, would be reasonably likely to have a material adverse effect on the consolidated financial position, business, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise; and, to my knowledge, except as disclosed, no such proceedings are threatened.

(5) To my knowledge, the statements incorporated by reference into the Prospectus Supplement from the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 under the caption “Item 1. Business—Regulation and Exchange Memberships” (except for the second, third and fifth paragraphs under “Item 1. Business—Regulation and Exchange Memberships—Regulations Applicable In and Outside the United States”, as to which I express no view) and under the caption “Item 3. Legal Proceedings”, in each case insofar as they constitute summaries of legal matters, documents or proceedings therein described, fairly present in all material respects such legal matters, documents and proceedings.

A-2-1

(6) To my knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other similar instruments required to be filed as exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-162119), including Post-Effective Amendment No. 1 thereto, other than those filed as exhibits thereto or incorporated by reference therein.

(7) The Company has an authorized equity capitalization as set forth in the Prospectus Supplement under the heading “Capitalization.”

(8) The Company has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus Supplement.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

With your approval, I have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

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Exhibit B

FORM OF ACCOUNTANT’S COMFORT LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(e)

B-1

Exhibit C

[Form of lock-up from directors or officers pursuant to Section 5(h)]

July [28], 2011

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	Proposed Public Offering by MF Global Holdings Ltd.

Dear Sirs:

The undersigned, a shareholder and an officer and/or director of MF Global Holdings Ltd., a Delaware corporation (the “Company”), understands that Goldman, Sachs & Co. and Citigroup Global Markets Inc. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters to be named in such agreement (collectively, the “Underwriters”), with the Company, providing for the public offering of certain securities of the Company (the “Convertible Notes”), which are convertible into shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Underwriting Agreement.

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock, any Convertible Notes or any securities convertible into or exchangeable or exercisable for Common Stock or Convertible Notes, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such security, swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

C-1

[Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc.; provided that the Lock-Up Securities so transferred are transferred in accordance with Section 16(f) of the Company’s Amended and Restated 2007 Long Term Incentive Plan, as amended (the “Plan”), following a Withholding Event (as hereinafter defined) and solely for purposes of paying the Company’s withholding obligations arising from a Withholding Event; provided further that the total number of shares of Common Stock transferred for purposes of paying the Company’s withholding obligations arising from a Withholding Event with respect to all transfers in accordance with Section 16(f) of the Plan by all individuals that have signed lock-up agreements (including the undersigned) does not exceed 100,000 shares of Common Stock. A “Withholding Event” shall mean the vesting of restricted stock units or other awards issued under the Plan, or any other event, that gives rise to a withholding obligation on the part of the Company relating to an award granted under the Plan (such withholding obligation to include, without limitation, for FICA taxes, payroll taxes, income taxes, and any other federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such award).]1 [In addition, and n][N]otwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, until after the initial 90-day lock-up period and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or shareholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	the establishment of any Rule 10b5-1(c)(1)(i)(B) plan (“10b-5 Plan”) provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to a 10b-5 Plan prior to the expiration of the 90-day lock-up period if such 10b-5 Plan was established after the date hereof.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

[1]	Bracketed language to be inserted if the executive officer or director has RSUs that vest during the lock-up period.

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(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Citigroup Global Markets Inc.waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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